UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2014

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04     Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On September 18, 2014, Connolly-Pacific Co., an indirect subsidiary of MDU Resources Group, Inc., received a written imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Act”) at the Pebbly Beach Quarry on Catalina Island, California.

The imminent danger order was issued following observation of two miners not wearing fall protection on September 4, 2014. The miners were repairing a water line approximately 3 feet over the edge of a slope, which was located at the entrance road of the mine. The slope is approximately 32.8 degrees and 40 feet high. Upon observation, MSHA withdrew the miners from the slope pursuant to section 107(a) of the Act. The miners vacated the slope immediately and will utilize adequate fall protection when making further repairs to the damaged water line.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2014

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness

Paul K. Sandness
General Counsel and Secretary